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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
          FIXED/FLOATING RATE SUBORDINATED NOTES DUE OCTOBER 15, 2011
                                       OF
                              ZIONS BANCORPORATION
               PURSUANT TO THE PROSPECTUS DATED DECEMBER   , 2001

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON JANUARY   , 2002, UNLESS EXTENDED.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION

                                 BY FACSIMILE:
                                 (214) 468-6494
                             Attention: Frank Ivins

                             CONFIRM BY TELEPHONE:
                                 (415) 954-2367
                        BY MAIL/HAND/OVERNIGHT COURIER:
          Chase Manhattan Bank and Trust Company, National Association
                          c/o The Chase Manhattan Bank
                            Corporate Trust Services
                          2001 Bryan Street, 9th Floor
                              Dallas, Texas 75202
               Attention: Frank Ivins (Personal and Confidential)

    This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if
(1) certificates for Zions Bancorporation's Fixed/Floating Rate Subordinated Notes due October 15, 2011 (the "old securities") are not immediately available,
(2) old securities, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to the expiration time (as defined in the prospectus referred to below) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration time. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the expiration time. See "The Exchange Offer--Procedures for Tendering" in the prospectus.

    TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF AN "ELIGIBLE INSTITUTION" IS REQUIRED TO GUARANTEE A SIGNATURE ON A LETTER OF TRANSMITTAL PURSUANT TO THE INSTRUCTIONS THEREIN, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Zions Bancorporation, a Utah corporation, upon the terms and subject to the conditions set forth in the prospectus dated
December   , 2001 (as it may be amended or supplemented from time to time, the
"prospectus") and the related letter of transmittal (which together constitute the "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of old securities set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery."

    Aggregate Principal Amount Tendered           Signature

    Certificate Numbers (If available)            Name of Registered Holder

    DTC Account Number                            Telephone Number (Include area code)
    (If tendering by book-entry transfer)

    Date                                          Address (Include zip code)

                             GUARANTEE OF DELIVERY
    (THIS SECTION MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," which is a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the exchange agent, at its number or address set forth above, either the old securities tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such old securities to the exchange agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof), or an agent's message (as defined in the prospectus), and any other required documents prior to 5:00 P.M., New York City time, on the third New York Stock Exchange, Inc. trading date after the expiration time.

    The undersigned acknowledges that it must deliver the letters of transmittal, or an agent's message, and the old securities tendered hereby, or a book-entry confirmation, to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm                                    Authorized Signature

Telephone Number (Include area code)            Title

Address (Include zip code)                      Date

    DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS.